SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.)

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☐  Soliciting Material Under § 240.14(a)-12

ECHELON CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ECHELON CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 17, 2002
9:30 A.M. PACIFIC TIME

We cordially invite you to attend the 2002 Annual Meeting of Stockholders of Echelon Corporation. The meeting will be held on Friday, May 17, 2002 at 9:30 a.m., Pacific Time, at the Hilton San Jose & Towers, Almaden Ballroom One, located at 300 Almaden Boulevard, San Jose, CA 95110. At the meeting we will:

1.	Elect two Class A directors for a term of three years and until their successors are duly elected and qualified;

2.	Ratify the appointment of KPMG LLP as independent public accountants for the fiscal year ending December 31, 2002; and

3.	Transact any other business as may properly come before the meeting or any postponement or adjournment thereof.

These items are fully discussed in the following pages, which are made part of this Notice. Stockholders who owned our common stock at the close of business on Monday, April 1, 2002 may attend and vote at the meeting. If you will not be attending the meeting, we request that you vote your shares as promptly as possible. You may be eligible to vote your shares in a number of ways. You may mark your votes, date, sign and return the Proxy or voting instruction form. Stockholders whose shares are registered in their own names may vote via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your Proxy Card. If you hold our shares with a broker or bank, you may also be eligible to vote via the Internet or to vote telephonically if your broker or bank participates in the proxy voting program provided by ADP Investor Communication Services. If your shares of common stock are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may choose to vote those shares via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com) or telephonically by calling the telephone number shown on your voting form. See “Voting Via the Internet or By Telephone” in the Proxy Statement for further details. Any stockholder attending the meeting may vote in person, even though he, she or it has already returned a Proxy.

Sincerely,

M. Kenneth Oshman
Chairman of the Board and Chief Executive Officer

San Jose, California
April 15, 2002

ECHELON CORPORATION

PROXY STATEMENT
FOR
2002 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

Our Board of Directors is soliciting Proxies for the 2002 Annual Meeting of Stockholders to be held at the Hilton San Jose & Towers, Almaden Ballroom One, located at 300 Almaden Boulevard, San Jose, CA 95110 on Friday, May 17, 2002, at 9:30 a.m., Pacific Time, and at any postponement or adjournment thereof. The address of our principal executive office is 550 Meridian Avenue, San Jose, California 95126 and our telephone number at this address is 408-938-5200. This Proxy Statement contains important information for you to consider when deciding how to vote on the matters set forth in the attached Notice of Annual Meeting. Please read it carefully.

Proxy materials, which include the Proxy Statement, Proxy, letter to stockholders and Form 10-K for the fiscal year ended December 31, 2001, were first mailed to stockholders on or about April 16, 2002.

Costs of Solicitation

We will pay the costs of soliciting Proxies from stockholders. We are required to request brokers and nominees who hold our common stock in their name to furnish our Proxy materials to beneficial owners of such common stock. We may reimburse such firms and nominees for their reasonable expenses in forwarding the Proxy materials to these beneficial owners. Certain of our directors, officers and employees may solicit Proxies on our behalf, without additional compensation, personally or by written communication, telephone, facsimile or other electronic means.

QUESTIONS AND ANSWERS

Q:	Who can vote at the meeting?

A:
The Board of Directors set April 1, 2002 as the record date for the Annual Meeting. All stockholders who owned Echelon common stock on April 1, 2002 may attend and vote at the Annual Meeting. Each stockholder is entitled to one vote for each share of common stock held on all matters to be voted on. On April 1, 2002, 39,168,895 shares of our common stock were outstanding.

Q:	How many votes do you need to hold the meeting?

A:	Shares are counted as present at the meeting if you:

•	are present and vote in person at the meeting; or

•	have properly submitted a Proxy Card or voted by telephone or via the Internet.

A majority of Echelon’s outstanding shares as of the record date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum.

Q:	What proposals will be voted on at the meeting?

A:	There are two proposals scheduled to be voted on at the meeting:

•	Election of the nominees for director set forth in this Proxy Statement; and

•	Ratification of the appointment of KPMG LLP as our independent public accountants for the fiscal year ending December 31, 2002.

Q:	What is the voting requirement to approve each of the proposals?

A:
For the election of directors, the two (2) individuals receiving the highest number of “FOR” votes will be elected. Proposal Two requires the affirmative “FOR” vote of a majority of the shares of our outstanding common stock represented, in person or by proxy, and entitled to vote.

Q:	How are votes counted?

A:
You may vote either “FOR” or “AGAINST” each nominee for the Board of Directors. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposal. If you abstain from voting on the other proposal, it has the same effect as a vote against. If you just sign your Proxy Card with no further instructions, your shares will be counted as a yes vote “FOR” each Director and “FOR” ratification of the appointment of our independent public accountants. If you do not vote and you hold your shares in a brokerage account in your broker’s name (this is called “street name”), your shares will not be counted in the tally of the number of shares cast “FOR,” “AGAINST” or “ABSTAIN” on any proposal where your broker does not have discretionary authority to vote, and therefore will have the effect of reducing the number of shares needed to approve any of those items. However, these shares may be counted for the purpose of establishing a quorum for the meeting. Voting results are tabulated and certified by IVS Associates, Inc., an affiliate of ADP Investor Communication Services.

Q:	How can I vote my shares in person at the meeting?

A:
Shares held directly in your name as the stockholder of record may be voted in person at the meeting. If you choose to do so, please bring the enclosed Proxy Card or proof of identification to the meeting. If you hold your shares in street name, you must request a legal proxy from your stockbroker in order to vote at the meeting.

Q:	How can I vote my shares without attending the meeting?

A:
Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your stockbroker or nominee. In most cases, you will be able to do this by telephone, using the Internet or by mail. Please refer to the summary instructions included on your Proxy Card. For shares held in street name, the voting instruction card will be included by your stockbroker or nominee.

BY TELEPHONE OR THE INTERNET—If you have telephone or Internet access, you may submit your proxy by following the “Vote by Telephone” or “Vote by Internet” instructions on the Proxy Card.

BY MAIL—You may do this by signing your Proxy Card or, for shares held in street name, by following the voting instruction card included by your stockbroker or nominee and mailing it in the enclosed, postage prepaid envelope. If you provide specific voting instructions, your shares will be voted as you have instructed.

Q:	How can I change my vote after I return my Proxy Card?

A:
You may revoke your proxy and change your vote at any time before the final vote at the meeting. You may do this by signing a new Proxy Card with a later date or by attending the meeting and voting in person. Attending the meeting will not revoke your proxy unless you specifically request it.

Q:	What is Echelon’s voting recommendation?

A:
Our Board of Directors recommends that you vote your shares “FOR” each of the two nominees to the Board of Directors and “FOR” ratification of the appointment of Echelon’s independent public accountants.

Q:	Where can I find the voting results of the meeting?

A:	The preliminary voting results will be announced at the meeting. The final results will be published in our first quarterly report on Form 10-Q filed after the date of the meeting.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

Our stockholders may submit proposals that they believe should be voted upon at the Annual Meeting or nominate persons for election to our Board of Directors. Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (“Rule 14a-8”), some stockholder proposals may be eligible for inclusion in our 2003 Proxy Statement. Any such stockholder proposals must be submitted in writing to the attention of the Assistant Secretary, Echelon Corporation, 550 Meridian Ave., San Jose, California 95126, no later than December 17, 2002, or the date which is 120 calendar days prior to the anniversary of the mailing date of this Proxy Statement. Stockholders interested in submitting such a proposal are advised to contact knowledgeable legal counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our 2003 Proxy Statement.

Alternatively, under our Bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2003 Proxy Statement pursuant to Rule 14a-8 may be submitted in writing to the Assistant Secretary, Echelon Corporation, 550 Meridian Ave., San Jose, California 95126, for the 2003 Annual Meeting of Stockholders not less than 20 days nor more than 60 days prior to the date of such meeting. Note, however, that in the event we provide less than 30 days notice or prior public disclosure to stockholders of the date of the 2003 Annual Meeting, any stockholder proposal or nomination not submitted pursuant to Rule 14a-8 must be submitted to us not later than the close of business on the tenth day following the day on which notice of the date of the 2003 Annual Meeting was mailed or public disclosure was made. For example, if we provide notice of our 2003 Annual Meeting on April 15, 2003, for a 2003 Annual Meeting on May 10, 2003, any such proposal or nomination will be considered untimely if submitted to us after April 25, 2003. For purposes of the above, “public disclosure” means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the Securities and Exchange Commission (the “SEC”). As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. If a stockholder gives notice of such a proposal after the deadline computed in accordance with our Bylaws (the “Bylaw Deadline”), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2003 Annual Meeting.

The rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our Proxy Statement with respect to discretionary voting (the “Discretionary Vote Deadline”). The Discretionary Vote Deadline for the 2003 Annual Meeting is March 2, 2003, or the date which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our Proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the Annual Meeting.

Because the Bylaw Deadline is not capable of being determined until we publicly announce the date of our 2003 Annual Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2003 Annual Meeting and we believe that our Proxy holders at such meeting would be allowed to use the discretionary authority granted by the Proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.

We have not been notified by any stockholder of his, her or its intent to present a stockholder proposal from the floor at the 2002 Annual Meeting. The enclosed Proxy grants the Proxy holders discretionary authority to vote on any matter properly brought before the 2002 Annual Meeting, including any stockholder proposals received between the date of this Proxy Statement and the Bylaw Deadline for the 2002 Annual Meeting, which is April 26, 2002, or the date which is ten calendar days after the date this Proxy Statement is mailed.

PROPOSAL ONE

ELECTION OF DIRECTORS

General

We currently have eight members on our Board of Directors. Our Board of Directors is divided into three classes, with each director serving a three-year term and one class being elected at each year’s Annual Meeting of Stockholders. Directors M. Kenneth Oshman and Larry W. Sonsini are the Class A directors whose terms expire at the Annual Meeting of Stockholders to be held May 17, 2002. Directors Robert J. Finocchio, Jr., Armas Clifford Markkula, Jr. and Robert R. Maxfield are the Class B directors whose terms will expire at the 2003 Annual Meeting of Stockholders, and directors Richard M. Moley, Arthur Rock and M. Francesco Tatò are the Class C directors whose terms will expire at the 2004 Annual Meeting of Stockholders. All of the directors, including the Class A nominees, are incumbent directors. There are no family relationships among any of our directors or executive officers, including any of the nominees mentioned above. Unless otherwise instructed, the holders of Proxies solicited by this Proxy Statement will vote the Proxies received by them for the two Class A nominees. In the event that either nominee is unable or declines to serve as a director at the time of the Annual Meeting, the Proxy holders will vote for a nominee designated by the present Board of Directors to fill the vacancy. We are not aware of any reason that either nominee will be unable or will decline to serve as a director. The Board of Directors recommends a vote “FOR” the election of each of the Class A nominees listed above.

Nominees

The names of the members of our Board of Directors, including the Class A nominees, their ages as of April 1, 2002 and certain information about them, are set forth below.

Name	Age	Principal Occupation
M. Kenneth Oshman (3)	61	Chairman of the Board and Chief Executive Officer of Echelon
Robert J. Finocchio, Jr. (1)	50	Corporate director, private investor and part time professor
Armas Clifford Markkula, Jr. (1)	60	Vice Chairman of the Board of Directors of Echelon
Robert R. Maxfield (2)	60	Private investor
Richard M. Moley (2)	63	Private investor
Arthur Rock (1)	75	Principal of Arthur Rock & Co.
Larry W. Sonsini (3)	61	Chairman and Chief Executive Officer of Wilson Sonsini Goodrich & Rosati, P.C.
M. Francesco Tatò	69	Chief Executive Officer of ENEL S.p.A.

(1)	Member of the Audit Committee.
(2)	Member of the Compensation Committee.
(3)	Denotes nominee for election at the 2002 Annual Meeting of Stockholders.

M. Kenneth Oshman has been Chief Executive Officer of our company since December 1988 and Chairman of our Board of Directors since September 1989. He also served as our President from 1988 to 2001. Mr. Oshman, with three associates, founded ROLM Corporation, a telecommunications equipment company, in 1969. He was Chief Executive Officer, President and a director at ROLM from its founding until its merger with IBM in 1984. Following the merger, he became a Vice President of IBM and a member of its Corporate Management Board. He remained in that position until 1986. Prior to founding ROLM, Mr. Oshman was a member of the technical staff at Sylvania Electric Products from 1963 to 1969. Mr. Oshman also serves as a director of Sun Microsystems and Knight-Ridder. Mr. Oshman earned B.A. and B.S.E.E. degrees from Rice University and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

Robert J. Finocchio, Jr. has been a director of our company since August 1999. Mr. Finocchio served as Chairman of the Board of Informix Corporation, an information management software company, from August 1997 to September 2000. From July 1997 until July 1999, Mr. Finocchio served as President and Chief Executive Officer of Informix. From December 1988 until May 1997, Mr. Finocchio was employed with 3Com Corporation, a global data networking company, where he held various positions, most recently serving as President, 3Com Systems. Mr. Finocchio also serves as a director of Altera Corp., Latitude Communications, Turnstone Systems and Resonate. Mr. Finocchio is also a Trustee of Santa Clara University. Mr. Finocchio holds a B.S. degree in economics from Santa Clara University and an M.B.A. degree from the Harvard Business School.

Armas Clifford Markkula, Jr. is the founder of our company and has served as a director since 1988. He has been Vice Chairman of Echelon’s Board of Directors since 1989. Mr. Markkula was Chairman of the Board of Apple Computer, Inc. from October 1993 to February 1996 and was a director from 1977 to 1997. A founder of Apple, he held a variety of positions there, including President/Chief Executive Officer and Vice President of Marketing. Prior to founding Apple, Mr. Markkula was with Intel Corporation as Marketing Manager, Fairchild Camera and Instrument Corporation as Marketing Manager in the Semiconductor Division, and Hughes Aircraft as a member of the technical staff in the company’s research and development laboratory. Mr. Markkula received B.S. and M.S. degrees in Electrical Engineering from the University of Southern California.

Robert R. Maxfield has been a director of our company since 1989. He was a co-founder of ROLM in 1969, and served as Executive Vice President and a director until ROLM’s merger with IBM in 1984. Following the merger, he continued to serve as Vice President of ROLM until 1988. Since 1988, he has been a consulting professor in the Engineering-Economic Systems Development Department at Stanford University, and was a venture partner with Kleiner, Perkins, Caufield & Byers from 1989 to 1992. Dr. Maxfield received B.A. and B.S.E.E. degrees from Rice University, and M.S. and Ph.D. degrees in Electrical Engineering from Stanford University.

Richard M. Moley has been a director of our company since February 1997. Since August 1997, Mr. Moley has been a private investor. From July 1996 to August 1997, he served as Senior Vice President, Wide Area Business Unit and as a director of Cisco Systems, following Cisco Systems’ purchase of StrataCom, Inc., where he was Chairman of the Board, Chief Executive Officer and President. Mr. Moley also serves as a director of Linear Technology, Inc., Netro Corporation and Spirent PLC. Mr. Moley received a B.S. degree in Electrical Engineering from Manchester University, an M.S. degree in Electrical Engineering from Stanford University and an M.B.A. degree from Santa Clara University.

Arthur Rock has been a director of our company since December 1988. Mr. Rock has been Principal of Arthur Rock & Co., a venture capital firm, since 1969. Mr. Rock serves as a Director Emeritus of Intel Corporation. Mr. Rock received a B.S. degree in Political Science and Finance from Syracuse University and an M.B.A. degree from the Harvard Business School.

Larry W. Sonsini has been a director of our company since August 1993. Mr. Sonsini serves as Chairman and Chief Executive Officer of the law firm of Wilson Sonsini Goodrich & Rosati, P.C., where he has practiced since 1966. Mr. Sonsini also serves as a director of Brocade Communications Systems, Commerce One, Lattice Semiconductor Corporation, LSI Logic, Novell, Simplex Solutions, Pixar and TIBCO Software. Mr. Sonsini received an A.B. degree in Political Science and Economics and an L.L.B. degree from the University of California at Berkeley.

M. Francesco Tatò has been a director of our company since September 2000. Mr. Tatò has been Chief Executive Officer of ENEL S.p.A., the Italian electric, gas, water and TLC utility, since June 1996 and serves on ENEL’s Board of Directors. From 1984 to 1986 and from 1991 to 1996, he was CEO of Arnoldo Mondadori Editore, one of Europe’s leading publishing houses, serving also as CEO of the parent company, Fininvest Group, from 1993 to 1995. He also served as Chairman of the Board of Triumph Adler (Olivetti Group) from 1986 to 1989. From 1982 to 1984, Mr. Tatò served as Chairman of the Board of Mannesman Kienzle. He was in the Olivetti Group, an Italian information technology corporation, from 1956 to 1982, where he served as Vice President International Marketing of Olivetti General Electric, Managing Director of Olivetti Austria, British Olivetti and Deutsche Olivetti, and later Executive Vice President International Business of the Olivetti Group. Mr. Tatò is the author of several books on management and holds a degree in Philosophy from the University of Pavia, Italy.

Board Meetings and Committees

The Board of Directors held six meetings in 2001. Each director is expected to attend each meeting of the Board of Directors and those Committees on which he serves. Each incumbent director attended at least 75% of the Board of Directors and Committee meetings during 2001, except for Mr. Tatò, who attended 50% of the meetings held by the Board of Directors. Certain matters were approved by the Board of Directors or a Committee of the Board of Directors by unanimous written consent. The Board of Directors currently has a standing Audit Committee, Compensation Committee, and Stock Option Committee. The Audit Committee has a written charter that has been approved by the Board of Directors. The Board of Directors has no Nominating Committee or committee performing similar functions. Mr. Oshman is the sole member of the Stock Option Committee and such committee has the authority to grant stock options to non-officer employees of up to a maximum of 25,000 shares per person per year and, generally, up to an aggregate of 250,000 shares per year. The Compensation Committee and Audit Committee are described as follows:

Name of Committees and Members	Functions of the Committees	Number of Meetings in Fiscal 2001
AUDIT Robert J. Finocchio, Jr. Armas Clifford Markkula, Jr. Arthur Rock	— monitors and reviews corporate financial reporting and internal and external audits; — provides the Board of Directors the results of its examinations and recommendations; — outlines to the Board of Directors improvements made, or to be made, in internal accounting controls; — nominates independent auditors; and — provides the Board of Directors with other information and materials necessary to make the Board of Directors aware of significant financial matters.	2
COMPENSATION Robert R. Maxfield Richard M. Moley	— reviews and approves the executive compensation policies; and — administers the employee stock option plan.	2

Director Compensation

We do not currently pay compensation to directors for serving in that capacity. Nonemployee directors are eligible to participate in our 1998 Director Option Plan which provides for the automatic grant of an option to purchase 25,000 shares of common stock to each nonemployee director who first becomes a nonemployee director after May 29, 1998. Each nonemployee director shall automatically be granted a 10,000 share option on the date of each annual meeting of stockholders, provided he or she is re-elected to the Board of Directors or otherwise remains on the Board of Directors on such date and provided that on such date he or she shall have served on the Board of Directors for at least the preceding six months. All options granted under this plan are fully vested. During 2001, Mr. Finocchio, Mr. Markkula, Mr. Maxfield, Mr. Moley, Mr. Rock, Mr. Tatò and Mr. Sonsini were each granted a 10,000 share option at a per share exercise price of $24.82. In January 2002, Mr. Tatò’s 10,000 share option granted in 2001, as well as his 25,000 share option granted in 2000, were cancelled at his request.

INDEPENDENT ACCOUNTANTS

On March 20, 2002, we determined to dismiss Arthur Andersen LLP as our principal independent accountants effective as of the issuance of Arthur Andersen LLP’s report on their audit of our financial statements for the fiscal year ended December 31, 2001. On March 21, 2002, KPMG LLP was engaged to serve as our principal accountants effective for the fiscal year commencing January 1, 2002. The audit committee of our Board of Directors participated in and approved the decision to change independent accountants. The reports of Arthur Andersen LLP on the financial statements for our two most recent fiscal years contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with Arthur Andersen LLP’s audits for the two most recent fiscal years and through March 20, 2002, there have been no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope of procedure, which disagreements if not resolved to the satisfaction of Arthur Andersen LLP would have caused them to make reference thereto in their report on financial statements for such periods. During the two most recent fiscal years and through March 20, 2002, there have been no reportable events as defined in Regulation S-K, Item 304(a)(1)(v).

Effective March 21, 2002, we retained KPMG LLP to perform the annual audit of our financial statements for the fiscal year ending December 31, 2002. During the two most recent fiscal years and through March 21, 2002, we have not consulted with KPMG LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any matter that was either the subject of a disagreement or a reportable event with Arthur Andersen LLP, as described in Regulation S-K, Item 304(a)(2).

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

With authority granted by our Board of Directors, the Audit Committee of our Board of Directors has appointed KPMG LLP as our independent public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2002, and our Board of Directors recommends that the stockholders vote “FOR” ratification of such appointment.

Arthur Andersen LLP audited our financial statements for the year ended December 31, 2001. A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she so desires and is expected to be available to respond to appropriate questions from the stockholders.

SHARE OWNERSHIP BY PRINCIPAL STOCKHOLDERS AND MANAGEMENT

To our knowledge, the following table sets forth certain information with respect to beneficial ownership of our common stock, as of February 28, 2002, for:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Except as indicated by footnote, and subject to applicable community property laws, each person identified in the table possesses sole voting and investment power with respect to all shares of common stock shown held by them. The number of shares of common stock outstanding used in calculating the percentage for each listed person includes shares of common stock underlying options or warrants held by such person that are exercisable within 60 calendar days of February 28, 2002, but excludes shares of common stock underlying options or warrants held by any other person. Percentage of beneficial ownership is based on 39,128,458 shares of common stock outstanding as of February 28, 2002.

Name	Shares Beneficially Owned	Percentage Beneficially Owned
5% Stockholders:
ENEL S.p.A. (1)	3,000,000	7.7%

Directors and Executive Officers:
M. Kenneth Oshman (2)	6,087,761	15.2%
M. Francesco Tatò (1)	3,000,000	7.7%
Armas Clifford Markkula, Jr. (3)	1,804,538	4.6%
Beatrice Yormark (4)	989,899	2.5%
Oliver R. Stanfield (5)	976,699	2.5%
Arthur Rock (6)	755,063	1.9%
Robert R. Maxfield (7)	466,466	1.2%
Frederik Bruggink (8)	332,500	*
Peter A. Mehring (9)	262,500	*
Richard M. Moley (10)	173,089	*
Larry W. Sonsini (11)	50,761	*
Robert J. Finocchio, Jr. (12)	45,000	*
All directors and executive officers as a group (13 persons) (13)	14,944,276	36.4%

*	Less than 1%.

(1)
Principal address is Viale Regina Margherita 137, Rome, Italy 00198. Mr. Tatò, a director of our company, is the Chief Executive Officer of ENEL and serves on ENEL’s Board of Directors. Mr. Tatò disclaims beneficial ownership of the shares held by ENEL except to the extent of his pecuniary interest in ENEL.

(2)
Mr. Oshman’s principal address is c/o Echelon Corporation, 550 Meridian Avenue, San Jose, California 95126. Includes 4,549,620 shares held by M. Kenneth Oshman and Barbara S. Oshman, Trustees of the Oshman Trust dated July 10, 1979, and 488,428 shares held by O-S Ventures, of which Mr. Oshman is general partner. Excludes an aggregate of 38,520 shares held by trusts, not for the benefit of Mr. Oshman, of which Mr. Oshman serves as trustee. Includes a warrant to purchase 249,713 shares of common stock exercisable within 60 calendar days of February 28, 2002. Includes options to purchase 800,000 shares of common stock exercisable within 60 calendar days of February 28, 2002, of which 299,999 are vested at February 28, 2002.

(3)
Includes 1,587,427 shares held by Armas Clifford Markkula, Jr. and Linda Kathryn Markkula, Trustees of the Restated Arlin Trust Dated December 12, 1990, and 151,928 shares held by the Markkula Family Limited Partnership. Mr. and Mrs. Markkula disclaim beneficial ownership of all but 27,500 of the shares held by the Markkula Family Limited Partnership. Includes a warrant to purchase 40,183 shares of common stock exercisable within 60 calendar days of February 28, 2002. Includes options to purchase 25,000 shares of common stock exercisable within 60 calendar days of February 28, 2002, all of which are vested at February 28, 2002.

(4)
Includes 827,400 shares held by Justin C. Walker and Beatrice Yormark, Trustees of the Walker-Yormark Family Trust Dated October 2, 1992. Includes options to purchase 162,499 shares of common stock exercisable within 60 calendar days of February 28, 2002, of which 118,749 shares are vested at February 28.

(5)
Includes 643,600 shares by held by Oliver Rueben Stanfield and Janet Helen Stanfield, Trustees of the Stanfield Family Trust UDT dated February 2, 2001. Includes an aggregate of 170,600 shares held in individual retirement accounts for the benefit of Mr. Stanfield and his wife. Includes options to purchase 162,499 shares of common stock exercisable within 60 calendar days of February 28, 2002, of which 118,749 shares are vested at February 28, 2002.

(6)
Includes 20,000 shares held by a trust for the benefit of Mr. Rock’s wife, of which Mr. Rock serves as trustee, and as to which Mr. Rock disclaims beneficial ownership. Excludes 2,000 shares held by a trust, not for the benefit of Mr. Rock, of which Mr. Rock serves as trustee. Includes a warrant to purchase 29,187 shares exercisable within 60 calendar days of February 28, 2002. Includes options to purchase 37,500 shares of common stock exercisable within 60 calendar days of February 28, 2002, all of which are vested at February 28, 2002.

(7)
Includes a warrant to purchase 15,736 shares exercisable within 60 calendar days of February 28, 2002. Includes options to purchase 37,000 shares of common stock exercisable within 60 calendar days of February 28, 2002, all of which are vested at February 28, 2002.

(8)
Includes options to purchase 37,500 shares of common stock exercisable within 60 calendar days of February 28, 2002, 22,916 of which are vested at February 28, 2002. We have the right, but not the obligation, to repurchase 19,584 shares owned by Mr. Bruggink if he should discontinue his employment with our company. This repurchase right expires on various dates through June 25, 2003.

(9)	Includes options to purchase 212,500 shares of common stock exercisable within 60 calendar days of February 28, 2002, of which 95,832 shares are vested at February 28, 2002.

(10)
Includes a warrant to purchase 10,000 shares of common stock exercisable within 60 calendar days of February 28, 2002. Includes options to purchase 62,500 shares of common stock exercisable within 60 calendar days of February 28, 2002, all of which shares are vested at February 28, 2002.

(11)	Includes options to purchase 37,500 shares of common stock exercisable within 60 calendar days of February 28, 2002, all of which shares are vested at February 28, 2002.

(12)	Represents options to purchase 45,000 shares of common stock exercisable within 60 calendar days of February 28, 2002, all of which shares are vested at February 28, 2002.

(13)
Includes warrants to purchase an aggregate of 344,819 shares of common stock exercisable within 60 calendar days of February 28, 2002. Includes options to purchase an aggregate of 1,619,998 shares of common stock exercisable within 60 calendar days of February 28, 2002, of which 901,245 shares are vested at February 28, 2002. We have the right, but not the obligation, to repurchase 19,584 shares owned by one of our officers if he should discontinue his employment with our company. This repurchase right expires on various dates through June 25, 2003.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file certain reports with the SEC regarding ownership of, and transactions in, our securities. Such officers, directors and 10% stockholders are also required by the SEC to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during fiscal year 2001.

Certain Transactions

Loans to Employees

In March 1998, Peter Mehring, our Senior Vice President of Engineering, was granted an option to purchase 200,000 shares of common stock pursuant to our 1997 Stock Plan at a per share exercise price of $2.00. The option vests ratably over four years and provides for the exercise of unvested shares. In February 1998, Mr. Mehring exercised an option for 50,000 unvested shares and executed a promissory note in the principal amount of $100,000 payable to our company. The note was a full recourse note, was secured by the shares and bore interest at the annual rate of 5.7%. The note and the accrued interest thereon were paid off in full on January 31, 2001.

In December 2000, we advanced $300,000 to Mr. Mehring against his scheduled full compensation for calendar year 2001. The advance was repaid in full to our company in 24 equal installments of $12,500 on each Echelon payroll date during 2001.

In April 2001, we loaned Mr. Mehring an aggregate of $1,000,000 which Mr. Mehring used to pay his federal income taxes. Mr. Mehring issued to us two promissory notes, one of which is secured by a second deed of trust on his primary residence and the other of which is secured by a second deed of trust on a second residence. Each note is in the principal amount of $500,000 and bears interest at the rate of 4.54% per annum, compounded monthly. The interest accruing under each note is due and payable in monthly installments over the three-year term of the note, and the principal is due and payable on April 6, 2004, subject to earlier repayment upon the occurrence of certain events.

In December 2000, we loaned Thad Starkey, our former Vice President of Operations, $250,000 which Mr. Starkey used to pay his California state income taxes. Mr. Starkey issued to us a promissory note secured by a second deed of trust on his primary residence. The note bears interest at the rate of 6.10% per annum, compounded monthly. The interest accruing under the note is due and payable in monthly installments over the three-year term of the note, and the principal is due and payable on December 29, 2003, subject to earlier repayment upon the occurrence of certain events.

In April 2001, we loaned Mr. Starkey $500,000 which Mr. Starkey used to pay his federal income taxes. Mr. Starkey issued to us a promissory note secured by Mr. Starkey’s personal property. The note bears interest at the rate of 4.54% per annum, compounded monthly. The interest accruing under the note is due and payable in monthly installments over the three-year term of the note, and the principal is due and payable on April 16, 2004, subject to earlier repayment upon the occurrence of certain events.

On October 29, 2001, we loaned Russell Harris, our Senior Vice President of Operations, $1,000,000 to purchase a principal residence. Mr. Harris issued to us a promissory note secured by residential real estate. The note bears interest at the rate of 4.5% per annum, compounded monthly. The interest accruing under the note is due and payable in monthly installments over the nine year term of the note, and the principal is due and payable on October 29, 2010, subject to earlier repayment upon the occurrence of certain events.

On December 31, 2001, we loaned Frederik Bruggink, our Senior Vice President of Sales and Marketing, $700,000 to exercise stock options. Mr. Bruggink issued to us a promissory note secured by a security interest in personal assets. The note bears interest at the rate of 2.48% per annum, compounded monthly. The interest accruing under the note is due and payable in monthly installments over the one year term of the note, and the principal is due and payable on December 31, 2002, subject to earlier repayment upon the occurrence of certain events.

On April 2, 2002, we loaned Mr. Bruggink, through our Dutch subsidiary, € 239,690 (approximately $211,000) to reimburse us for tax withholding amounts remitted to the Dutch tax authorities on Mr. Bruggink’s behalf due to a change in the Dutch tax policy. The loan bears interest at the rate of 7.0% per annum, compounded monthly. The interest accruing under the note is due and payable in monthly installments over the six-month term of the note, and the principal is due and payable on September 30, 2002, subject to earlier repayment upon the occurrence of certain events.

Agreements with ENEL

Pursuant to a research and development and technological cooperation agreement, dated June 28, 2000, as amended, between our company and ENEL Distribuzione SpA, an affiliate of ENEL S.p.A. (“ENEL”), we are cooperating with ENEL to integrate our LONWORKS system into ENEL’s remote metering management project in Italy. Under this project, ENEL intends to provide digital electricity meters and a complete home networking infrastructure to Italian households over a three-year period. If the ENEL project achieves its targeted volumes during 2002, we believe that revenue for the year ending December 31, 2002 arising out of this project may be approximately 60% of our total revenue for the year. We continue to devote significant product development resources to this project.

Pursuant to a common stock purchase agreement, dated June 30, 2000, between our company and ENEL, ENEL agreed to purchase, for cash, three million newly issued shares of our common stock for a purchase price to be based on the average trading price prior to the closing (subject to a minimum price of $87.3 million and a maximum price of $130.9 million). The closing of this stock purchase occurred on September 11, 2000. Based on the average price of our common stock prior to that date, the total purchase price for the three million shares was $130.9 million and after deducting expenses associated with the transaction, we received $130.7 million. Until the earlier of September 11, 2003 or 30 days following the termination of the research and development and technological cooperation agreement with ENEL Distribuzione, ENEL shall not, except under limited circumstances, sell or otherwise transfer such shares. The stock purchase agreement also gives ENEL the right to nominate a member of our Board of Directors as long as ENEL owns at least two million shares of our common stock. As a condition to the closing of the stock purchase agreement, our directors agreed to enter into a voting agreement with ENEL in which each of them agreed to vote the shares of our company’s common stock that they beneficially own or control in favor of ENEL’s nominee to our Board of Directors. M. Francesco Tatò has served as ENEL’s representative on our Board of Directors since September 2000.

Pursuant to a registration rights agreement, dated September 11, 2000, between our company and ENEL, ENEL may, subject to certain conditions and limitations, request that we register the shares purchased under the common stock purchase agreement. In the event we elect to register any of our securities, ENEL may, subject to certain limitations, include the shares purchased under the common stock purchase agreement in such registration.

Stock Option Grants

In addition to option grants described under “Executive Compensation—Option Grants in Last Fiscal Year”, in September 2001, we granted Mr. Harris a stock option to purchase 150,000 shares of common stock at a per share exercise price of $16.44. The option terminates on September 4, 2011 and vests as to one-fourth of the shares on September 4, 2002 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to Mr. Harris’ continued employment with our company.

In addition to option grants described under “Proposal One—Election of Directors—Director Compensation” and “Executive Compensation—Option Grants in Last Fiscal Year”, we granted the following management stock options since the beginning of our 2002 fiscal year:

In February 2002, Mr. Bruggink was granted a stock option to purchase 60,000 shares of common stock at a per share exercise price of $16.35. The option terminates on February 22, 2012 and vests as to one-fourth of the shares on February 22, 2003 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to Mr. Bruggink’s continued employment with our company.

In February 2002, Mr. Harris was granted a stock option to purchase 50,000 shares of common stock at a per share exercise price of $16.35. The option terminates on February 22, 2012 and vests as to one-fourth of the shares on February 22, 2003 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to Mr. Harris’ continued employment with our company.

In February 2002, Mr. Mehring was granted a stock option to purchase 60,000 shares of common stock at a per share exercise price of $16.35. The option terminates on February 22, 2012 and vests as to one-fourth of the shares on February 22, 2003 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to Mr. Mehring’s continued employment with our company.

In February 2002, Mr. Oshman, was granted a stock option to purchase 200,000 shares of common stock at a per share exercise price of $16.35. The option terminates on February 22, 2012 and vests as to one-fourth of the shares on February 22, 2003 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to Mr. Oshman’s continued employment with our company. The option may be exercised prior to full vesting, subject to Mr. Oshman entering into a restricted stock purchase agreement with respect to unvested shares.

In February 2002, Oliver R. Stanfield, our Executive Vice President and Chief Financial Officer, was granted a stock option to purchase 100,000 shares of common stock at a per share exercise price of $16.35. The option terminates on February 22, 2012 and vests as to one-fourth of the shares on February 22, 2003 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to Mr. Stanfield’s continued employment with our company.

In February 2002, Beatrice Yormark, our President and Chief Operating Officer, was granted a stock option to purchase 100,000 shares of common stock at a per share exercise price of $16.35. The option terminates on February 22, 2012 and vests as to one-fourth of the shares on February 22, 2003 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to Ms. Yormark’s continued employment with our company.

Air Travel Arrangement

From time to time, Mr. Oshman uses private air travel services for business trips for himself and for any employees accompanying him. These private air travel services are provided by certain entities controlled by Mr. Oshman or Mr. Markkula. Our net cash outlay with respect to such private air travel services is no greater than comparable first class commercial air travel services. Such net outlays to date have not been material.

Legal Services

During fiscal year 2001, the law firm of Wilson Sonsini Goodrich & Rosati, P.C. acted as principal outside counsel to our company. Mr. Sonsini, a director of our company, is a member of Wilson Sonsini Goodrich & Rosati, P.C. We believe that the services performed by Wilson Sonsini Goodrich & Rosati, P.C. were provided on terms no more favorable than those with unrelated parties.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation that we paid during the last three fiscal years to our Chief Executive Officer and our four other most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 2001. All option grants were made under our 1997 stock plan.

	Annual Compensation					Long-Term Compensation Awards	All Other Compensation ($)(2)
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)(1)	Securities Underlying Options (#)
M. Kenneth Oshman Chairman of the Board and Chief Executive Officer	2001 2000 1999	1 1 1	(3) (3) (3)	— — —	— — —	250,000 100,000 150,000	1,584 1,584 1,584

Beatrice Yormark President and Chief Operating Officer	2001 2000 1999	300,000 275,000 260,000		— — —	— — —	50,000 50,000 75,000	1,531 1,531 1,531

Oliver R. Stanfield Executive Vice President & Chief Financial Officer	2001 2000 1999	300,000 275,000 260,000		— — —	— — —	50,000 50,000 75,000	1,502 1,386 1,386

Peter A. Mehring Senior Vice President of Engineering	2001 2000 1999	300,000 275,000 250,000		— — —	— — —	50,000 50,000 75,000	1,320 1,320 1,307

Frederik H. Bruggink Senior Vice President of Sales and Marketing	2001 2000 1999	250,000 220,000 210,000		— — —	45,246 88,640 89,952	50,000 50,000 50,000	1,584 1,584 1,584

(1)	Consists of sales commissions.
(2)	Consists of premiums paid by the Company for life insurance coverage.
(3)	Mr. Oshman requested that his total cash compensation for the fiscal years ending December 31, 1999, 2000 and 2001 be set at $1.00.

Option Grants in Last Fiscal Year

The following table sets forth certain information with respect to stock options granted to our Chief Executive Officer and our four other most highly compensated executive officers during the fiscal year ended December 31, 2001. We have never granted any stock appreciation rights. All option grants were made under our 1997 stock plan.

	Individual Grants					Potential Realizable Value At Assumed Annual Rates of Stock Price Appreciation For Option Term ($)(5)
	Number of Securities Underlying Options Granted (#)		% of Total Options Granted to Employees In Fiscal Year (%)(3)	Exercise Price Per Share ($)(4)	Expiration Date
Name						5%	10%
M. Kenneth Oshman	250,000	(1)	10.0	16.668	2/23/2011	2,623,748	6,649,094
Beatrice Yormark	50,000	(2)	2.0	11.61	4/10/2011	365,073	925,168
Oliver R. Stanfield	50,000	(2)	2.0	11.61	4/10/2011	365,073	925,168
Peter A. Mehring	50,000	(2)	2.0	11.61	4/10/2011	365,073	925,168
Frederik H. Bruggink	50,000	(2)	2.0	11.61	4/10/2011	365,073	925,168

(1)
This option was granted on February 23, 2001 and vests as to one-fourth of the shares on February 23, 2002 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to the employee’s continued employment with our company. This option may be exercised prior to full vesting, subject to the employee entering into a restricted stock purchase agreement with respect to unvested shares.

(2)
All of these options were granted on April 10, 2001 and vest as to one-fourth of the shares on April 10, 2002 and as to one-forty-eighth of the shares at the end of each month thereafter, subject to the employee’s continued employment with our company.

(3)	Based on a total of 2,490,225 options granted to all employees in the fiscal year ended December 31, 2001.
(4)	The exercise price per share is equal to the closing price of our common stock on the market trading day immediately preceding the date of grant.
(5)
Potential gains are net of the exercise price but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation based upon the deemed fair market value are mandated by the rules of the SEC and do not represent our estimate or projection of the future common stock price. Actual gains, if any, on stock option exercises are dependent on our future financial performance, overall market conditions and the option holders’ continued employment through the vesting period. There can be no assurance that the amounts reflected in this table will be achieved.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth our Chief Executive Officer and our four other most highly compensated executive officers information concerning shares acquired upon exercise of stock options in the fiscal year ended December 31, 2001 and exercisable and unexercisable options held as of December 31, 2001.

	Shares Acquired on Exercise(#)	Value Realized($)(1)	Number of Securities Underlying Unexercised Options at December 31, 2001 (#)(2)			Value of Unexercised In-the-Money Options at December 31, 2001 ($)(3)
Name			Exercisable		Unexercisable	Exercisable	Unexercisable
M. Kenneth Oshman	—	—	600,000	(4)	—	1,780,550	—
Beatrice Yormark	107,500	1,777,487	255,833	(5)	79,167	2,293,875	127,500
Oliver R. Stanfield	110,400	2,143,836	265,833	(6)	79,167	2,557,367	127,500
Peter A. Mehring	—	—	200,000	(7)	50,000	1,319,275	127,500
Frederik H. Bruggink	295,000	3,599,600	20,833	(8)	79,167	—	127,500

(1)	The value realized is based on the closing price of our common stock on the date of exercise, minus the per share exercise price, multiplied by the number of shares exercised.
(2)
All options granted under our 1988 stock option plan and certain options granted to our officers under our 1997 stock plan may be exercised immediately upon grant and prior to full vesting, subject to the optionee entering into a restricted stock purchase agreement with respect to unvested shares.

(3)	The value of underlying securities is based on the $14.16 per share closing price of our common stock on December 31, 2001 minus the aggregate exercise price.
(4)	Includes 222,916 vested shares and 377,084 unvested shares as of December 31, 2001.
(5)	Includes 221,458 vested shares and 34,375 unvested shares as of December 31, 2001.
(6)	Includes 231,458 vested shares and 34,375 unvested shares as of December 31, 2001.
(7)	Includes 127,083 vested shares and 72,917 unvested shares as of December 31, 2001.
(8)	Includes 20,833 vested shares and no unvested shares as of December 31, 2001.

Compensation	Committee Interlocks and Insider Participation

During 2001, the Compensation Committee was comprised of Robert R. Maxfield and Richard M. Moley, both of whom were nonemployee directors. No interlocking relationship exists between any member of our Board of Directors or Compensation Committee and the Board of Directors or Compensation Committee of any other company, nor has any such interlocking relationship existed in the past.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The Compensation Committee sets the compensation of our Chief Executive Officer, reviews the design and effectiveness of compensation programs for other key executives, and approves stock option grants for our employees. The Committee is comprised entirely of outside directors who have never served as officers of our company.

The goals of the Compensation Committee are to align compensation with our performance and objectives and to attract, retain and reward executive officers and employees whose contributions are critical to the long-term success of our company.

The primary components of our executive compensation package are salary, commissions for sales executives and stock options. We set our compensation package to be competitive with the marketplace.

Salary

The level of base salary for executive officers is set based upon their scope of responsibility, level of experience and individual performance. The salary range for each position is reviewed against the Radford Survey (a third-party compensation survey) data for high-tech companies with similar sales volumes located in the same geographic area. Additionally, the Compensation Committee takes into account general business and economic conditions and current circumstances of our company.

Commission for sales executives

Our 2001 sales commission plan provided the opportunity for commission payments based on meeting our revenue objectives. These plans were set at the beginning of the fiscal year.

Stock options

The Compensation Committee believes that the granting of stock options is an important method of rewarding and motivating our employees by aligning employees’ interests with our stockholders. The Compensation Committee also recognizes that a stock incentive program is a necessary element in a competitive compensation package. The program utilizes a vesting schedule to encourage our employees to continue in the employ of our Company and to encourage employees to maintain a long-term perspective. In determining the size of stock option grants, the Compensation Committee focuses primarily on the employees’ current and expected future value to our company. The Compensation Committee also considers the number of unvested options held by the employee.

Management bonus plan

On December 14, 2001, the Compensation Committee, with the approval of our Board of Directors on February 22, 2002, approved a management bonus plan for certain of our officers that provides for potential cash bonus awards, with target bonuses ranging from approximately $18,000 per year to approximately $114,000 per year (contingent on the realization of profit targets), for the fiscal year ending December 31, 2002.

Compensation of the Chief Executive Officer

On December 14, 2000, Mr. Oshman requested that his total compensation for the fiscal year ending December 31, 2001 be set at $1.00.

In February 2001, the Compensation Committee, in consultation with the Board of Directors, granted Mr. Oshman an option to purchase 250,000 shares of our common stock at an exercise price of $16.668, the then current fair market value. Twenty-five percent of the option vests on February 23, 2002. The option vests at a rate of 1/48 per month thereafter until fully vested on February 23, 2005.

On December 14, 2001, the Compensation Committee, with the approval of our Board of Directors on February 22, 2002, set Mr. Oshman’s base salary at $100,000 with a targeted cash bonus, in connection with our management bonus plan, of approximately $400,000 (contingent on the realization of profit targets) for the fiscal year ending December 31, 2002.

Compensation Committee

Robert R. Maxfield
Richard M. Moley

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of our Board of Directors serves as the representative of our Board of Directors for general oversight of our financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. Our management has primary responsibility for preparing our financial statements and our financial reporting process. Our independent accountants, Arthur Andersen LLP for our fiscal year 2001 financial statements, are responsible for expressing an opinion on the conformity of our fiscal year 2001 audited financial statements to generally accepted accounting principles. In this context, the Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements with our management.

2.
The Audit Committee has discussed with the independent accountants the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU 380), as modified or supplemented.

3.
The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with the independent accountants the independent accountants’ independence.

4.
Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to our Board of Directors, and our Board of Directors has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2001, for filing with the SEC.

Our Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached to the Proxy Statement for the 2001 Annual Meeting of Stockholders. Each of the members of the Audit Committee is independent as defined under the listing standards of the National Association of Securities Dealers.

Audit Committee

Robert J. Finocchio, Jr.
Armas Clifford Markkula, Jr.
Arthur Rock

AUDIT AND RELATED FEES

Audit Fees

Arthur Andersen LLP billed us an aggregate of $165,000 in fees for professional services rendered in connection with the audit of our financial statements for the most recent fiscal year and the reviews of the financial statements included in each of our Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

Arthur Andersen LLP did not provide any services in connection with the design and implementation of financial information systems during 2001.

All Other Fees

Arthur Andersen LLP billed us an aggregate of $162,325 in fees for tax compliance and consulting services rendered to us and our affiliates for the fiscal year ended December 31, 2001.

The Audit Committee has determined that the provision of information technology services and other non-audit services is compatible with Arthur Andersen LLP’s independence.

STOCK PRICE PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on our common stock with the cumulative total return on the S&P 500 Index and the S&P Technology 500 (comprised of those companies in the technology sector of the S&P 500 Index). The graph assumes that $100 was invested in our common stock on July 27, 1998, the effective date of our initial public offering, and in the S&P 500 Index and the S&P Technology 500, including reinvestment of dividends. Historic stock price performance is not necessarily indicative of future stock price performance.

OTHER MATTERS

As of the date hereof, the Board of Directors is not aware of any other matters to be submitted at the Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed Proxy to vote the shares they represent as the Board of Directors recommends or as they otherwise deem advisable.

VOTING VIA THE INTERNET OR BY TELEPHONE

For Shares Directly Registered in the Name of the Stockholder

Stockholders with shares registered in their own names may vote those shares telephonically by calling 1-800-690-6903 (within the U.S. and Canada only, toll-free), or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

For Shares Registered in the Name of a Broker or a Bank

A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or a bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting Web site (www.proxyvote.com).

General Information for All Shares Voted Via the Internet or By Telephone

Votes submitted via the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on Thursday, May 16, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting. The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the stockholder.

TH	E BOARD OF DIRECTORS

San Jose, California
April 15, 2002

APPENDIX A

PROXY

ECHELON CORPORATION
2002 Annual Meeting of Stockholders
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ECHELON CORPORATION

The undersigned stockholder of Echelon Corporation, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated April 15, 2002, and hereby appoints M. Kenneth Oshman and Oliver R. Stanfield, and each of them, proxy and attorney-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of Echelon Corporation to be held on Friday, May 17, 2002, at 9:30 a.m., Pacific Time, at the Hilton San Jose & Towers, Almaden Ballroom One, located at 300 Almaden Boulevard, San Jose, CA 95110, and at any postponement or adjournment thereof, and to vote all shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side, and, in their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED “FOR” THE ELECTION OF THE SPECIFIED NOMINEES AS DIRECTORS, “FOR” THE RATIFICATION OF OUR INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

CONTINUED AND TO BE SIGNED ON THE OTHER SIDE

ECHELON CORPORATION 550 MERIDIAN AVENUE SAN JOSE, CA 95126
VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE – 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Echelon Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:            ECHLON
KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ECHELON CORPORATION

1. ELECTION OF DIRECTORS:	For All ☐	Withhold All ☐	For all Except ☐	To withhold authority to vote, mark “For All Except” and write the nominee’s name on the line below
Nominees: 01) M. Kenneth Oshman 02) Larry W. Sonsini

Vote on Proposal
2. PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.				For ☐	Against ☐	Abstain ☐

In their discretion, upon such other matter or matters which may properly come before the meeting and any adjournment(s) thereof.

This Proxy should be marked, dated, signed by the stockholder(s) exactly as its, his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Signature (PLEASE SIGN WITHIN BOX)		Date		Signature (Joint Owners)		Date